 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

GREENHUNTER RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33893	20-4864036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1048 Texan Trail

Grapevine, Texas 76051

(Address of principal executive offices, including zip code)

(972) 410-1044

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

GreenHunter Resources, Inc. (the “Company”) and certain of its subsidiaries, namely, GreenHunter Water, LLC; Hunter Disposal, LLC, Ritchie Hunter Water Disposal, LLC, Hunter Hauling, LLC, White Top Oilfield Construction, LLC, Blackwater Services, LLC, Virco Realty, LLC, Little Muskingum Drilling, LLC, Blue Water Energy Solutions, LLC, GreenHunter Wheeling Barge, LLC, GreenHunter Environmental Solutions, LLC, and MAG Tank Hunter, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Texas, Fort Worth Division (the “Bankruptcy Court”) on March 1, 2016.

On April 22, 2016, the Debtors conducted a Section 363 sale of substantially all of the Debtor’s assets pursuant to the Bankruptcy Code.

On August 2, 2016, the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), terminated its relationship with the Company.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2014 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2014, and the subsequent interim period through August 2, 2016, there were (i) no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such time period.

The Company provided BDO with a copy of this Current Report on Form 8-K and with the statements made herein. BDO furnished the attached letter addressed to the Company. The BDO letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Letter provided by BDO USA LLP, dated August 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: August 8, 2016	By:	/s/ Morgan F. Johnston
Name: Morgan F. Johnston
Title: Sr. VP, General Counsel and Secretary

Exhibit Number	Exhibit Title
99.1	Letter provided by BDO USA LLP, dated August 2, 2016